As filed with the Securities and Exchange Commission on February 11, 2026
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SiTime Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	02-0713868 (I.R.S. Employer Identification No.)

5451 Patrick Henry Drive Santa Clara, California (Address of principal executive offices)	95054 (Zip Code)

SiTime Corporation 2019 Stock Incentive Plan
SiTime Corporation Amended and Restated 2022 Inducement Award Plan
(Full title of the plan)

Rajesh Vashist
Chief Executive Officer
SiTime Corporation
5451 Patrick Henry Drive
Santa Clara, California 95054
(Name and address of agent for service)
(408) 328-4400
(Telephone number, including area code, of agent for service)

Copies to:

Vincent Pangrazio
Executive Vice President, Chief Legal Officer and Corporate Secretary
5451 Patrick Henry Drive
Santa Clara, California 95054
(408) 328-4400
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement is being filed by SiTime Corporation (the “Corporation”) for the purpose of registering 788,965 additional shares of the Corporation’s Common Stock (the “Common Stock”) under the Corporation’s 2019 Stock Incentive Plan (the “Incentive Plan”) pursuant to the provisions of the Incentive Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the Incentive Plan.

These additional shares of Common Stock are securities of the same class as other securities for which the Corporation’s Registration Statements on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2019 (File No. 333-235255), March 3, 2020 (File No. 333-236847), February 16, 2021 (File No. 333-253140), February 3, 2022 (File No. 333-262490), February 25, 2022 (File No. 333-263039), February 27, 2023 (File No. 333-270048), February 26, 2024 (File No. 333-277354), and February 14, 2025 (File No. 333-284970) (collectively, the “Prior Forms S-8”). This Registration Statement relates to securities of the same class as that to which the Prior Forms S-8 relate, and is submitted in accordance with General Instruction E to Form S-8. Pursuant to General Instruction E of Form S-8, the contents of the Prior Forms S-8, to the extent relating to the registration of Common Stock issuable under the Incentive Plan and the Inducement Plan, are incorporated by reference into this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the “Note” to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents, which have previously been filed by the Corporation with the Commission, are incorporated by reference herein and shall be deemed to be a part hereof:
•the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 11, 2026; and
•the description of the Corporation’s common stock set forth in the Corporation’s registration statement on Form 8-A filed with the Commission on November 14, 2019, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the Corporation’s Form 10-K filed with the Commission on February 16, 2021.
*    Any report (or portion thereof) “furnished” on Form 8-K shall not be incorporated herein by reference.
The Corporation also incorporates by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document the Corporation previously filed with the Commission that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You can request a copy of these filings, at no cost, by writing or telephoning the Corporation at the following address or telephone number:
SiTime Corporation
Attn: Corporate Secretary
5451 Patrick Henry Drive
Santa Clara, California 95054
(408) 328-4400

Item 8.    Exhibits.

Exhibit No.	Description

4.1
Restated Certificate of Incorporation of the Corporation as currently in effect (incorporated by reference to Exhibit 3.2 to the Corporation’s Current Report on Form 8-K filed November 26, 2019 (File No. 001-39135)).

4.2	Amended and Restated Bylaws of the Corporation (incorporated by reference to Exhibit 3.2 to the Corporation’s Current Report on Form 8-K filed June 29, 2021 (File No. 001-39135)).

4.3
Specimen common stock certificate of the Corporation (incorporated by reference to Exhibit 4.1 to the Corporation’s Registration Statement on Form S-1 (File No. 333-234305), as declared effective by the Commission on November 20, 2019 (the “Form S-1”)).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of BDO USA, P,C. independent registered public accounting firm.

23.3*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (contained on the signature page hereto).

99.1
SiTime Corporation 2019 Stock Incentive Plan and Forms of Stock Option Agreement, Notice of Exercise, Stock Option Grant Notice, Restricted Stock Unit Agreement, and Restricted Stock Agreement thereunder, as amended (incorporated by reference to Exhibit 10.2 to the Form S-1).

107*	Filing Fee Table.
_________________
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on February 11, 2026.

SITIME CORPORATION

By	/s/ Rajesh Vashist
Rajesh Vashist
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL BY PERSONS THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rajesh Vashist and Elizabeth A. Howe and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rajesh Vashist	Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2026
Rajesh Vashist

/s/ Elizabeth A. Howe	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	February 11, 2026
Elizabeth A. Howe

/s/ Samsheer Ahmad	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	February 11, 2026
Samsheer Ahmad

/s/ Faraj Aalaei	Director
Faraj Aalaei		February 11, 2026

/s/ Raman K. Chitkara	Director	February 11, 2026
Raman K. Chitkara

/s/ Edward H. Frank	Director	February 11, 2026
Edward H. Frank

/s/ Christine A. Heckart	Director	February 11, 2026
Christine A. Heckart

/s/ Torsten G. Kreindl	Director	February 11, 2026
Torsten G. Kreindl

/s/ Ganesh Moorthy	Director	February 11, 2026
Ganesh Moorthy

/s/ Katherine E. Schuelke	Director	February 11, 2026
Katherine E. Schuelke

/s/ Akira Takata	Director	February 11, 2026
Akira Takata